Exhibit 10(p)-2

CERTIFICATE OF AWARD

E.ON

Share Performance Plan

2010 — 2013

Share Performance Rights Award

by E.ON U.S. LLC

As of January 1, 2010, the Management Board of E.ON
has awarded [        ] Share Performance Rights to
[executive] with an initial value of €27.25.

Subject to terms and conditions of the E.ON Share
Performance Plan, these Share Performance Rights
are payable in cash at the end of the maturity period.

Dr. Wulf H. Bernotat	Victor A. Staffieri
[Executive]
Original — Employee
Signed Copy — Employee Compensation File